Exhibit 10.1

EXECUTION COPY

Credit Agreement

Dated as of December 14, 2010

CREDIT AGREEMENT dated as of December 14, 2010 among Avon Products, Inc., a New York corporation (“API”), Avon Capital Corporation, a Delaware corporation (“ACC” and collectively with API, the “Borrowers”), and Citibank, N.A. (“Citibank”). Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified therefor in the $1,000,000,000 Revolving Credit and Competitive Advance Facility Agreement dated as of November 2, 2010 (as in effect on the date hereof, the “Existing Credit Agreement”) among the Borrowers, the Additional Borrowers, the banks and other lenders from time to time parties thereto, and Citibank, as administrative agent for such lenders.

SECTION 1. The Advances. (a) Citibank hereby agrees, on the terms and conditions hereinafter set forth, to make advances (each, an “Advance”) denominated in U.S. dollars to the Borrowers from time to time on any Business Day during the period from the date of this Agreement to (but not including) the Termination Date in an aggregate principal amount not to exceed $300,000,000 (the “Facility”). Within the limits of the unused portion of the Facility in effect from time to time, any Borrower may borrow under this Section 1(a), prepay pursuant to Section 1(e) and reborrow under this Section 1(a).

(b) A Borrower may request an Advance hereunder by giving notice thereof (a “Notice of Borrowing”), not later than 10:30 A.M. (New York City time), (A) on the Business Day of such Advance for Advances bearing interest by reference to the Base Rate (as defined in the Existing Credit Agreement) (“Base Rate Advances”) or (B) on the third Eurodollar Business Day prior to such Advance for Advances bearing interest by reference to LIBOR (“Eurodollar Rate Advances”), which Notice of Borrowing sets forth the same information as is required to be included in comparable Revolving Credit Loan Requests delivered under the Existing Credit Agreement. Upon fulfillment of the applicable conditions set forth in Sections 2, if applicable, and 3, Citibank will make the proceeds of such Advance available to the Borrower requesting such Advance at the account specified by such Borrower in the related Notice of Borrowing. All Notices of Borrowing may be delivered by telephone and confirmed in writing.

(c) The Facility shall be automatically terminated and each Borrower shall repay to Citibank the aggregate principal amount of all outstanding Advances made to it, together with accrued and unpaid interest thereon, on the earlier of December 13, 2011 and the date of the termination of the Facility in full pursuant to Section 1 hereof or Article 8 of the Existing Credit Agreement as incorporated by reference (the “Termination Date”).

(d) API may, upon at least three Business Days’ notice to Citibank, terminate in whole or reduce in part the unused portions of the Facility. The Borrowers shall, on each date of a reduction in the Facility as set forth in this Section 1(d), repay the Advances in a principal amount equal to the excess of the aggregate principal amount of the outstanding Advances over the Facility as so reduced.

(e) Either Borrower may, upon notice given to Citibank not later than 10:30 A.M. (New York City time) (i) on the date of the proposed prepayment, in the case of a prepayment of Base Rate Advances or (ii) on the third Eurodollar Business Day prior to the date of prepayment, in the case of a prepayment of Eurodollar Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the aggregate principal amount of the Advances specified in such notice. All notices of prepayment may be given by telephone confirmed in writing. All prepayments under this Section 1(e) shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, any amounts owing in respect of Eurodollar Rate Advances pursuant to Section 4.03 of the Existing Credit Agreement as incorporated herein by reference.

(f) Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until the principal amount thereof is paid in full on the dates for payment specified for advances of the same type under the Existing Credit Agreement and a rate per annum equal, in the case of Base Rate Advances, to the Base Rate in effect from time to time and, in the case of Eurodollar Rate Advances, to the sum of the LIBOR in effect for the applicable Interest Period plus 0.25% per annum, provided that if the aggregate principal amount of the Advances exceeds 50% of the Facility, Eurodollar Rate Advances shall bear interest at a rate per annum equal to the sum of the LIBOR in effect for the applicable Interest Period plus 0.30% per annum. Similarly, API shall pay a facility fee on the Facility from the date of this Agreement to the Termination Date at the rate of 0.065% per annum, payable quarterly in arrears on the last day of each calendar quarter during the term hereof, commencing March 31, 2011 and on the Termination Date.

(g) Each Borrower shall make each payment hereunder, irrespective of any right of counterclaim or setoff, not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars and in same day funds to Citibank at the account of Citibank most recently specified in writing to the Borrowers by Citibank. All computations of interest determined by reference to clause (a) of the definition of “Base Rate” and of facility fees payable hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest payable hereunder shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

(h) The proceeds of the Advances shall be available for general corporate purposes, which shall include the use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of funding or making payments on account of the purchase or redemption by API of any shares of capital stock of API or any related option, warrant or similar right, commercial paper backstop and intercompany loans from API to any of its Subsidiaries.

SECTION 2. Conditions Precedent to Effectiveness. This Agreement shall become effective on the first date (the “Effective Date”) on which all of the following conditions precedent have been satisfied:

(a) The conditions precedent to the closing date under Sections 6.01(a), 6.01(b)(i)(B)(2) and (4), 6.01(b)(i)(C), 6.01(b)(i)(D), 6.01(b)(ii)(B)(2) and (4) and 6.01(b)(ii)(C) of the Existing Credit Agreement shall have been satisfied with respect to this Agreement as if such conditions precedent were set forth in full herein (with appropriate modifications to refer to Citibank, as the lender, the Facility and this Agreement).

(b) Citibank shall have received written opinions, addressed to it, dated the Effective Date, from the General Counsel of API and Sidley Austin LLP, in substantially the form of Exhibits A-1 and A-2 to the this Agreement.

SECTION 3. Conditions Precedent to Each Advance. The obligation of Citibank to make an Advance shall be subject to the further conditions precedent that on the date of such Advance and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by Citibank (and the acceptance by either Borrower of the proceeds of such Advance shall constitute a representation and warranty by such Borrower that, on the date of such Advance, such conditions have been satisfied or waived):

(a) the representations and warranties incorporated by reference into this Agreement from Section 5.01 of the Existing Credit Agreement (other than the representations and warranties contained in Sections 5.01(d)(ii) and 5.01(e)(ii) of the Existing Credit Agreement, as incorporated herein by reference, or any other representations or warranties that expressly relate to a date certain) are true and correct with the same effect as though such representations and warranties had been made at the time of such Advance; and

(b) no Default or an Event of Default shall have occurred and be continuing.

SECTION 4. Incorporation by Reference. (a) All of the terms and conditions of the Existing Credit Agreement (including, without limitation, all representations and warranties, covenants, events of default, increased costs, taxes, capital adequacy, assignment and confidentiality provisions, and all defined terms used therein and exhibits and schedules to the Existing Credit Agreement referred to therein, but excluding Sections 2.07, 3.04, 3.08 and 11.09 of the Existing Credit Agreement, any references thereto and, except as expressly otherwise set forth or incorporated herein by reference, Article 6 of the Existing Credit Agreement) that are not otherwise expressly set forth in this Agreement are specifically incorporated herein by reference with the same force and effect as if the same were set out in this Agreement in full. Except as otherwise provided herein, all references in such incorporated provisions to the “Administrative Agent”, a “Bank” or the “Banks” or words of similar import or to “this Agreement”, “hereof”, “hereto” or “hereunder” or words of similar import shall, without further reference, mean and refer to Citibank under this Agreement and to this Agreement, respectively; all references in such incorporated provisions to “API”, “ACC”, a “Borrower” or the “Borrowers” shall, without further reference, mean and refer to such Borrower hereunder; all references in such incorporated provisions to a “Revolving Credit Loan” or the “Revolving Credit Loans” or a “Borrowing” or words of similar import shall, without further reference, mean and refer to an Advance or the Advances, as appropriate, hereunder; all references in such incorporated provisions to a “Commitment” or the “Total Commitment” shall, without further reference, mean and refer to the Facility hereunder; all references in such incorporated provisions to an “ABR Loan” or the “ABR Loans” shall, without further reference, mean and refer to a Base Rate Advance or Base Rate Advances, as appropriate, hereunder; all references in such incorporated provisions to a “Eurodollar Loan” or the “Eurodollar Loans” shall, without further reference, mean and refer to a Eurodollar Rate Advance or the Eurodollar Rate Advances, as appropriate, hereunder; all references in such incorporated provisions to the “Termination Date” shall, without further reference, mean and refer to the Termination Date hereunder; and all references in such incorporated provisions to “the date hereof” or words of similar import shall, without further reference, mean and refer to the date of this Agreement. Similarly, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Existing Credit Agreement shall have the meaning given to it in this Agreement. If any of the terms of the Existing Credit Agreement are inconsistent with the terms of this Agreement, then the terms of this Agreement shall be controlling. The incorporation by reference into this Agreement of the terms and conditions of the Existing Credit Agreement is for convenience (i.e., economy of language) only, and this Agreement and the Existing Credit Agreement shall at all times be, and be deemed to be and treated as, separate and distinct loan obligations. The incorporation by reference into this Agreement of the terms and conditions of the Existing Credit Agreement shall not be affected or impaired by any subsequent amendment, expiration or termination of the Existing Credit Agreement.

(b) At the request of Citibank and with the consent of each Borrower (not to be unreasonably withheld), this Agreement shall be amended and restated to set forth in full the provisions incorporated by reference herein from the Existing Credit Agreement and, by its execution of this Agreement, each Borrower hereby agrees to modify the terms and provisions of this Agreement as appropriate to provide for the inclusion of additional lenders upon any assignment or proposed assignment by Citibank of its rights and obligations hereunder effected in accordance with Section 5(h). In addition, API hereby agrees to notify Citibank promptly and in any event within three Business Days of any amendment, supplement or other modification to the Existing Credit Agreement and, at the request of Citibank, to enter into any amendment or supplement to this Agreement proposed by Citibank to incorporate comparable amendments, supplements or other modifications to this Agreement.

SECTION 5. Miscellaneous. (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by either Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by each Borrower and Citibank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) All notices and other communications provided for hereunder (except as specified in Section 1(b) or 1(e)) shall be in writing (including telecopier) and mailed, telecopied or delivered, if to either Borrower, at the address of API at 601 Midland Avenue, Rye, New York 10580, Telephone: [number], Attention: Mr. Richard J. Valone, Vice President and Treasurer; and if to Citibank, at its address at 388 Greenwich Street, New York, New York 10013, Telephone: [number], robert.j.kane@citi.com, Attention: Mr. Robert J. Kane; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when delivered at the applicable address.

(c) No failure on the part of Citibank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(d) API agrees to pay on demand all reasonable out-of-pocket expenses incurred by Citibank, including the reasonable fees and disbursements of one firm of counsel (plus on firm of local counsel in any relevant jurisdiction to the extent necessary or appropriate in connection with any proceeding relating to enforcement) in connection with the negotiation and execution of this Agreement and, if necessary, in connection with the administration and enforcement of any provisions of this Agreement.

(e) API agrees to indemnify Citibank and each of its directors, officers, employees, agents and controlling persons (each such Person, an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties thereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) the use of the proceeds of the Advances or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted form the gross negligence or willful misconduct of such Indemnitee. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 5(e) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Borrower, any of its directors, security holders or creditors (other than in the case where such litigation or proceeding is brought by a Borrower and such Borrower prevails) or any other person or an Indemnitee is otherwise a party thereto. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

The provisions of this Section 5(e) shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Advances, the reduction or cancellation of the Facility, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of Citibank. All amounts due under this Section 5(e) shall be payable in immediately available funds upon written demand thereof.

(f) This Agreement shall be binding upon and inure to the benefit of the Borrowers and Citibank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Citibank.

(g) Citibank may assign to one or more Persons reasonably satisfactory to API all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Facility and the Advances owing to it) on the same terms and subject to the same conditions as are set forth for assignments by lenders under the Existing Credit Agreement. In connection with any such assignment, each Borrower agrees to execute and deliver such documentation as Citibank or any such permitted assignee may reasonably request to evidence such assignment and the rights and obligations of such assignee hereunder.

(h) This Agreement may be executed in separate counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Any judicial proceeding brought against either Borrower with respect to this Agreement may be brought in any court of competent jurisdiction in the City of New York, and, by its execution and delivery of this Agreement, each Borrower shall be deemed, to the fullest extent permitted by law, to (a) accept, generally and unconditionally, the jurisdiction of such courts, (b) irrevocably waive any objection they may now or hereafter have as to the venue of any suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (c) consent that service of process upon any of them may be made by certified or registered mail, return receipt requested, at their address specified or determined in accordance with the provisions of Section 5(b) and service so made shall be deemed completed when received. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Citibank to bring proceedings against any Borrower in the courts of any other jurisdiction.

(k) Waiver of Right to Jury. Each of the Borrowers and Citibank waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or the relationships established hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AVON PRODUCTS, INC.

By	/s/ Richard J. Valone
	Name:	Richard J. Valone
	Title:	Vice President and Treasurer

AVON CAPITAL CORPORATION

By	/s/ Richard J. Valone
	Name:	Richard J. Valone
	Title:	President

CITIBANK, N.A.

By	/s/ Shannon A. Sweeney
	Name:	Shannon A. Sweeney
	Title:	Vice President